Exhibit 4(b)


amdahl


                  EMPLOYEE STOCK PURCHASE PLAN
                       PARTICIPATION FORM
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Personal Information (Please print)  Please complete this section and the enrollment section even if you do not intend to enroll in the Amdahl Corporation Employee Stock Purchase Plan (the ESPP).
Employee Name:

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       Last                First                    Initial

Soc. Sec. No.:                  Employee No.:
Dept. No.:            Phone No.:               Mail Stop:
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Co-Ownership

I am participating/enrolling in the ESPP and wish to share ownership as joint tenants with
(Print Full Name):

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Enrollment/Change

Complete this section to enroll or make changes to your ESPP participation.

- ----I wish to enroll in the ESPP and contribute  2%   4%   6%   (circle one)
    of my compensation.

- ----I am enrolled in the ESPP and wish to change my contribution to
    2%   4%   6%   (circle one) of my compensation.

- ----I am not enrolled in the ESPP and do not wish to enroll.
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Withdrawal from the ESPP

Complete this section if you are enrolled in the ESPP and wish to withdraw.

- ----I wish to immediately withdraw from the ESPP and request that all payroll deductions contributed during the current purchase period be refunded. I understand that my withdrawal is only effective if the Plan Administrator receives this form 15 days prior to the end of the current Purchase Period.

- ----I wish to withdraw from the ESPP after the issuance in the current Purchase Period. I understand that all payroll deductions from my compensation will stop after the issuance and that any remaining balance in my account will be refunded to me. I understand that if I wish to participate in the ESPP after my withdrawal, I must re-enroll by filling out the "Enrollment/Change" section of the Employee Stock Purchase Plan Participation form. The form must be received by the Plan Administrator at least 15 days before the start of a Purchase Period.
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Signature

I have read, understand, and accept the terms described in this form, front and back, and the Plan Summary.

Employee Signature:                 Date:
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To be completed by the Stock Plan Administrator

Approved by:

Return to Stock Plan Administrator

Effective Date:            Eligibility Date:

                             M/S 256

                         Authorization

I wish to participate in the ESPP in accordance with the Plan Summary. Such purchases are made through payroll deductions. In addition, if I sell, make a gift of, or dispose of, in any other manner, any shares purchased through the ESPP within 21 months of the purchase date, I agree to provide information to Amdahl Corporation, including the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price.

It is my responsibility to keep my address current with Amdahl Corporation, through Personnel Administration (ext. 66131), and if I have stock certificates in my name with the Transfer Agent, The Bank of New York at 1-(800) 524-4458 or if I hold my stock in street name with my broker.

Any shares I acquire through the ESPP may be publicly traded, for example, through a stock broker. Amdahl is a publicly traded company on the American Stock Exchange, symbol AMH.
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Delivery of Stock Certificates

I understand that the stock certificates purchased through the ESPP will be delivered to my home address, on file with Personnel
Administration, unless I complete the Employee Stock Purchase
Plan Automatic Deposit Election form, AM 4181.